UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN”), entered into a Domain Monetization Agreement (the “Domain Monetization Agreement”) with NameDrive, LLC, a Maryland limited liability corporation (“NameDrive”), to implement and operate monetization programs for (i) unregistered or expired domain names for the Vietnamese “.VN” ccTLD (the “Registry Monetization Program”) and (ii) registered domain names for the Vietnamese “.VN” ccTLD (the “Domain Parking Program”).  The material terms and conditions of the Domain Monetization Agreement are more fully described in that certain Current Report on Form 8-K of Dot VN, filed with the Securities and Exchange Commission on June 25, 2009.

On July 6, 2009, Dot VN and NameDrive entered into an Amended and Restated Domain Registry Monetization Contract (the “Amended Agreement”) to make certain administrative revisions to the Domain Monetization Agreement; however, all material terms and conditions of the agreement remain unchanged.

On July 6, 2009, Dot VN (the “Company”) and Louis P. Huynh, the Company’s General Counsel, Executive Vice President of Operations and Business Development and Corporate Secretary execute a 100% Convertible Promissory Note dated July 6, 2009 in the principal amount of $113,243.81 issued in consideration for, and in satisfaction of, accrued salary and interest accruing since August 7, 2007 through July 6, 2009 by Mr. Huynh under his employment agreement with Dot VN.  The note shall accrue interest at a rate of 8% per annum and all outstanding principal and accrued and unpaid interest shall become due October 16, 2009.  All principal and accrued interest due may be converted into common stock of Dot VN at $0.46 per share (the “Conversion Price”) at the option of the holder. The Conversion Price shall be adjusted downward in the event Dot VN issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price (the “Subsequent Price”) below the Conversion Price times Ninety percent (90%), to a price equal to such Subsequent Price times One hundred Ten percent (110%) (the “Adjusted Conversion Price”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 6, 2009, Dot VN made a 100% Convertible Promissory Note in the principal amount of $113,243.81 to Louis P. Huynh, the Company’s General Counsel, Executive Vice President of Operations and Business Development and Corporate Secretary.  The note, issued in consideration for, and in satisfaction of, accrued salary and interest accruing since August 7, 2007 through July 6, 2009 by Mr. Huynh under his employment agreement with Dot VN shall accrue interest at a rate of 8% per annum.  All outstanding principal and accrued and unpaid interest shall become due October 16, 2009.  All principal and accrued interest due may be converted into common stock of Dot VN at $0.46 per share (the “Conversion Price”) at the option of the holder. The Conversion Price shall be adjusted downward in the event Dot VN issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price (the “Subsequent Price”) below the Conversion Price times Ninety percent (90%), to a price equal to such Subsequent Price times One hundred Ten percent (110%) (the “Adjusted Conversion Price”).

Item 8.01	Other Events

On July 8, 2009, Dot VN (the “Company”) entered into a one year lock-up agreement with Lee Johnson, the Company’s President, Chief Technology Officer, and Chief Financial Officer and a Director; Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors; and Louis P. Huynh, the Company’s General Counsel, Executive Vice President of Operations and Business Development and Corporate Secretary and a Director that they will not offer, sell, contract to sell, grant an option to purchase, or otherwise dispose of any shares of Common Stock owned, acquirable or vested as of the date of the lock-up agreement until July 8, 2010

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Item 9.01       Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.36
Amended and Restated Domain Monetization Agreement dated June 24, 2009, by and between Dot VN, Inc. and NameDrive LLC (certain portions of this Exhibit 10.36 have been omitted based upon a request for confidential treatment)

10.37	100% Convertible Promissory Note dated July 6, 2009 made by the Company to Louis P. Huynh
10.38	One year security lock-up agreement by and between the Company and Lee Johnson dated July 8, 2009
10.39	One year security lock-up agreement by and between the Company and Thomas Johnson dated July 8, 2009
10.40	One year security lock-up agreement by and between the Company and Louis Huynh dated July 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOT VN, INC. (Registrant)

Date: July 9, 2009	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

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Exhibit Index

No.	Description

10.36
Amended and Restated Domain Monetization Agreement dated June 24, 2009, by and between Dot VN, Inc. and NameDrive LLC (certain portions of this Exhibit 10.36 have been omitted based upon a request for confidential treatment)

10.37	100% Convertible Promissory Note dated July 6, 2009 made by the Company to Louis P. Huynh
10.38	One year security lock-up agreement by and between the Company and Lee Johnson dated July 8, 2009
10.39	One year security lock-up agreement by and between the Company and Thomas Johnson dated July 8, 2009
10.40	One year security lock-up agreement by and between the Company and Louis Huynh dated July 8, 2009